EXHIBIT 99.2

News Release

For Further Information Call:
Walter A. Shephard
Vice President Finance, CFO, and Treasurer
Voice: 860-704-3955
inquire@zygo.com

For Immediate Release

ZYGO BOARD WITHDRAWS RECOMMENDATION IN FAVOR OF
ELECTRO SCIENTIFIC INDUSTRIES, INC. MERGER

MIDDLEFIELD, CT, January 20, 2009 – Zygo Corporation (“ZYGO”) (NASDAQ: ZIGO) today announced that it notified Electro Scientific Industries, Inc. (“ESI”) (NASDAQ: ESIO) of ZYGO’s Board of Directors’ withdrawal of its recommendation in favor of the previously announced merger agreement with ESI. A reevaluation of the proposed merger with ESI by ZYGO’s Board was necessitated by changes in conditions since the merger agreement was executed on October 15, 2008, and the ZYGO Board’s view of the impact of these changes on the current and expected performance and operations of ZYGO and ESI.

The merger agreement will remain in effect unless terminated in accordance with its terms. Pursuant to the terms of the merger agreement, ESI has the right to terminate the merger agreement as a result of the ZYGO’s Board’s withdrawal of its recommendation.

Zygo Corporation is a worldwide supplier of optical metrology instruments, precision optics, and electro-optical design and manufacturing services, serving customers in the semiconductor capital equipment and industrial markets.

Forward-Looking Statements

All statements other than statements of historical fact included in this news release regarding financial performance, condition and operations, and the business strategy, plans, anticipated sales, orders, market acceptance, growth rates, market opportunities, and objectives of management of the Company for future operations are forward-looking statements. Forward-looking statements are intended to provide management's current expectations or plans for the future operating and financial performance of the Company based upon information currently available and assumptions currently believed to be valid. Forward-looking statements can be identified by the use of words such as "anticipate," "believe," "estimate," "expect," "intend," "plans," "strategy," "project," and other words of similar meaning in connection with a discussion of future operating or financial performance. Actual results could differ materially from those contemplated by the forward-looking statements as a result of certain factors. Among the important factors that could cause actual events to differ materially from those in the forward-looking statements are fluctuations in capital spending of our customers; fluctuations in net sales to our major customer; manufacturing and supplier risks; dependence on timing and market acceptance of new product development; rapid technological and market change; risks in international operations; dependence on proprietary technology and key personnel; length of the sales cycle; environmental regulations; investment portfolio returns; fluctuations in our stock price; the risk that expected synergies and cost savings from a merger with ESI, if consummated, may not be realized; the risk that anticipated growth opportunities may be smaller than anticipated or may not be realized; the risk that the closing of the merger between ESI and ZYGO may not occur; unexpected expenses associated with the proposed merger with ESI; and customer and/or employee losses as a result of the proposed merger. Zygo Corporation undertakes no obligation to publicly update or revise forward-looking statements to reflect events or circumstances after the date of this news release. Further information on potential factors that could affect Zygo Corporation's business is described in our reports on file with the Securities and Exchange Commission, including our Form 10-K for the fiscal year ended June 30, 2008, as amended by our Form 10-K/A filed with the Securities and Exchange Commission on October 27, 2008.

Required Additional Information About the Proposed Merger and Where to Find It

ESI and Zygo filed with the Securities and Exchange Commission (“SEC”) a Registration Statement on Form S-4 (Registration No. 333-155979), which includes a joint proxy statement/prospectus with respect to the proposed merger and other relevant materials (the “proxy statement/prospectus”). BEFORE MAKING ANY VOTING DECISION, IF APPLICABLE, OR INVESTMENT DECISION, STOCKHOLDERS AND INVESTORS OF ZYGO ARE URGED TO READ THE PROXY STATEMENT/PROSPECTUS AND OTHER RELEVANT DOCUMENTS (INCLUDING THIS PRESS RELEASE) BECAUSE THEY CONTAIN IMPORTANT INFORMATION ABOUT ESI, ZYGO AND THE PROPOSED MERGER. Investors and security holders may obtain copies of the proxy statement prospectus, including the annexes attached to, and the reports incorporated by reference in, the proxy statement/prospectus, and any other related reports and documents filed or to be filed by ESI or Zygo with the SEC relating to the proposed merger, free of charge, at the SEC’s web site at www.sec.gov. Investors and security holders also may obtain these documents free of charge at the Investor’s link on Zygo’s web site at www.zygo.com, or by contacting Zygo’s Investor Relations at (860) 347-8506.

Zygo and its directors and executive officers may be deemed participants in the solicitation of proxies from security holders in connection with the proposed merger. Information about the directors and executive officers of Zygo and information about other persons who may be deemed participants in this proposed transaction will be included in the proxy statement/prospectus. You can find information about Zygo’s officers and directors in Zygo’s annual report (Form 10-K) filed with the SEC on September 15, 2008 and the amendment to Zygo’s annual report (Form 10-K/A) filed with the SEC on October 27, 2008. You can obtain free copies of these documents from the SEC or from Zygo using the contact information above. In addition, directors and executive officers of Zygo may have direct or indirect interests in the proposed merger due to securities holdings, vesting of options, or rights to severance payments if their employment is terminated following the acquisition. Additional information regarding Zygo and the interests of its executive officers and directors in the proposed merger is contained in the proxy statement/prospectus.